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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

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[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                               CLARUS CORPORATION
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              (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:





Reg. (S) 240.14a-101.

SEC 1913 (3-99)

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Contact:
Matthew Sherman
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449

                              FOR IMMEDIATE RELEASE

         CLARUS RESPONDS TO DISSIDENTS' EVER-SHIFTING PLANS FOR COMPANY

    Election Of Dissidents Would Disrupt Clarus' Orderly Process To Evaluate
                Potential Value-Enhancing Strategic Transactions

  Time is Short: Company Urges Stockholders To Vote Today FOR The Clarus Board
                        Nominees On The WHITE Proxy Card

Atlanta - May 17, 2002 - Clarus Corporation (NASDAQ: CLRS) today made the following statement regarding the latest public statements about the plans of the Dissident stockholders led by Warren Kanders (the "Dissidents") for the Company and its assets:

Today's announcement by the Dissidents offers nothing to Clarus stockholders. The Clarus Board believes that the Dissidents' May 17, 2002 press releases make clear that the Dissidents have no real plan for the Company, nor any interest in maximizing value for all stockholders. With the Company's May 21, 2002 Annual Meeting of Stockholders only days away, the Dissidents continue to employ desperate, last ditch tactics designed to confuse and mislead Clarus stockholders. After earlier announcing that they intended to "use" Clarus' cash (for unspecified purposes), the Dissidents have now reversed themselves and have adopted the Company's own strategy, touting it themselves in an eleventh-hour attempt to influence votes.

The Board is already evaluating strategic alternatives in an orderly fashion consistent with its fiduciary duties. Clarus is operating under the guidance of a Board that is knowledgeable about the Company and its industry and is fully committed to exploring strategic alternatives to maximize value for all Clarus stockholders.

The Company believes that electing the Dissidents' hand-picked slate to the Clarus Board would disrupt, if not destroy, the progress that Clarus has achieved over the past five quarters and could create a split Board which may be harmful to the value of stockholders' Clarus investment.

A SPLIT BOARD COULD HAMPER THE COMPANY'S ABILITY TO ENGAGE IN A VALUE-ENHANCING TRANSACTION. Independent experts agree -- Institutional Shareholder Services
(ISS), the nation's leading independent proxy advisory firm, stated that electing the Dissidents' nominees "could even be disruptive to the company's current efforts."

                                    - more -

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                                      - 2 -

Steve Jeffery, Chairman and Chief Executive Officer of Clarus, said, "Since the Dissidents initiated their efforts we have maintained our strong belief that the Dissidents are not interested in creating value for all Clarus stockholders; rather, they are only looking after their own short-term, self-serving financial interests. Why else would they initiate a proxy contest only weeks after investing in Clarus and without speaking with us? The Dissidents continue to scramble to provide Clarus stockholders with ever-shifting reasons to vote for the Dissident nominees. Their latest ploy reveals their disregard for the interests of all Clarus stockholders. We believe that if they are astute business people as they claim, the Dissidents must know perfectly well that maximum value for stockholders would not be generated by the kind of desperate fire-sale they are now proposing. The Clarus Board and management are aware of their responsibilities to stockholders and are taking all the steps necessary to fulfill our promises to them. We are conducting a careful and orderly process to evaluate potential strategic transactions. In fact, we are already in preliminary discussions regarding a potential value-enhancing strategic transaction."

Mr. Jeffery added, "We strongly believe that this ever-shifting platform should cause stockholders to questions the Dissidents' real motivations for attempting to gain control over a substantial portion of the Board. The Dissidents originally told stockholders that their plans included "the possible sale of Clarus' e-business technology, the sale of the entire Company or fully utilizing or redeploying Clarus' other assets to acquire income generating businesses." Given the chameleon-like nature of their "plan" for Clarus, we believe it is reasonable for stockholders to conclude that getting elected to the Board is merely a tactic that will allow the Dissidents to implement some still unstated objective that would serve the interests of the Dissidents and only them."

 "We continue to be pleased with the responses we have received from stockholders regarding our plans to maximize stockholder value. We are confident that Clarus stockholders will reach the same conclusion as ISS and recognize that THE DISSIDENTS HAVE NOT PUT FORTH ANY VALUE-ENHANCING PROPOSAL OR CREDIBLE PLAN TO CONSIDER," continued Mr. Jeffery.

Mr. Jeffery added, "It is disingenuous for the Dissidents to protest that the Company has questioned their credibility while at the same time continuing to make false and misleading statements regarding Clarus' Board and management. As the Dissidents should be well aware, the Company has no consulting arrangements with any of its directors. Furthermore, the record clearly shows that the Company has formulated and put into action a CONCRETE PLAN to reduce operating expenses and enhance stockholder value. ISS, the only independent third-party to have the opportunity to evaluate and analyze in detail the positions of both parties, recommended that Clarus stockholders vote FOR the Company nominees on the WHITE proxy card and stated in its report:

`[M]anagement has demonstrated that it is cognizant of the challenges facing the company and has taken concrete steps to deal with the implications of the ongoing decline in tech spending. The company has pursued a strategy of preserving cash to ensure the company's ability to either ride out the slowdown in tech spending or be in a comfortable position to negotiate a potential sale at the best terms possible. The company has reduced its head count by over three-quarters, and has realized significant improvements in EBITDA, operating expenses, and cash burn.'"*

                                    - more -

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                                      - 3 -

The Clarus Board urges all stockholders to vote today for the Clarus Board nominees on the WHITE proxy card. Your vote is very important, no matter how many or how few shares you own. The Company noted that if Clarus stockholders have not already signed, dated and returned the WHITE proxy card, they should SIGN AND RETURN THIS CARD TODAY. The prompt return of your signed and dated WHITE proxy card will ensure that your vote is counted in favor of Clarus' directors. Failure to vote your WHITE proxy will have the same effect as a vote against your Board. Clarus stockholders are urged to discard any green proxy card or other materials they may receive. For more information about how to vote, stockholders can call the Company's proxy solicitor, Georgeson Shareholder Communications Inc. toll-free at (866) 219-9662.

About Clarus
Atlanta-based Clarus Corporation (www.claruscorp.com) delivers applications that help companies dramatically reduce costs by driving the inefficiencies out of the end-to-end procurement process - from sourcing, to procurement, to settlement. The Clarus solutions are designed for rapid production deployment at the lowest total cost of ownership. Clarus products are built exclusively on the Microsoft.NET platform, making them easy to implement, manage, and integrate with existing IT infrastructures. Clarus solutions have garnered many prestigious awards, including Microsoft's 2000 Global eCommerce Solution of the Year. Clarus solutions are deployed globally at customer sites including:
BarclaysB2B, the Burlington Northern and Santa Fe Railway Company, Cox Enterprises, MasterCard International, Union Pacific Corporation, Smurfit-Stone Container Corporation, Parsons Brinckerhoff, and Wachovia Corporation.

* Permission to use quotations was neither sought nor obtained.

This release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Information in this release includes our beliefs, hopes, expectations, intentions and strategies relating to our future strategies. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual results could differ materially from those projected in the forward-looking statement as a result of certain risks, including the risk that we may not enhance stockholder value as currently anticipated in our business plan or that we may not complete a strategic transaction with a party with whom we are currently in discussions. We cannot guarantee our future performance. There can be no assurance that any strategic transaction will result from our preliminary negotiations. All forward-looking statements contained in this release are based on information available as of the date of this release and we assume no obligation to update the forward-looking statements contained herein. When used in this release, the words "intend," "believe" and "expect" and similar expressions are intended to identify forward-looking statements. In light of the significant uncertainties inherent in the forward looking information included in this release, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objectives or other plans.

                                    - more -


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                                      - 4 -

In connection with its upcoming Annual Meeting of Stockholders, the Company filed a definitive proxy statement with the Securities Exchange Commission (the "SEC") on April 29, 2002. CLARUS STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies from Clarus stockholders is contained in the definitive proxy statement. Investors and security holders may obtain a free copy of the definitive proxy statement, any amendments thereto and other documents filed by Clarus with the SEC for free at the SEC's Internet website at www.sec.gov. Stockholders of Clarus may also obtain free copies of the definitive proxy statement and other documents filed by Clarus in connection with the Annual Meeting by directing a request to: Clarus Corporation at 3970 Johns Creek Court, Suwanee, Georgia 30024, Attention: Kevin Acocella, email:
Investor_Relations@claruscorp.com.

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